Press Release

October 25, 2018	FOR IMMEDIATE RELEASE

CTS Announces Third Quarter 2018 Results
Strong sales and earnings
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced third quarter 2018 results.

•	Sales were $118.9 million, up 11.9% year-over-year. Sales to transportation customers increased 9.6%, and sales of electronic components increased 15.9%.

•	Net earnings were $10.2 million or $0.30 per diluted share, up from $9.6 million or $0.29 per diluted share in the third quarter of 2017.

•	Adjusted EPS was $0.39 per diluted share, up from $0.31 in the third quarter of 2017.

•	Total Booked Business was $1.832 billion at the end of the third quarter of 2018, an increase of $32 million from the second quarter of 2018.
“We are pleased to see continued improvement in our performance,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our strategic goal to diversify and expand regionally is gaining traction, and we are delivering strong sales growth in several of our non-transportation end markets.”
2018 Guidance
Management is increasing full year guidance. 2018 sales are expected to be in the range of $465 to $470 million, up from $450 to $465 million. Adjusted earnings per diluted share for 2018 are expected to be in the range of $1.49 to $1.56, up from $1.40 to $1.55.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the third quarter financial results. The dial-in number is 866-519-2796 (323-794-2095, if calling from outside the U.S.). The passcode is 785028. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, November 8, 2018. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 8989573. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

www.ctscorp.com

About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA
Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net sales	$118,859	$106,243	$350,410	$312,083
Cost of goods sold	76,777	68,705	228,082	204,527
Gross Margin	42,082	37,538	122,328	107,556
Selling, general and administrative expenses	18,450	15,915	55,441	46,970
Research and development expenses	6,517	6,380	19,500	18,432
Restructuring charges	997	1,435	3,364	2,942
Loss on sale of assets	—	697	2	698
Operating earnings	16,118	13,111	44,021	38,514
Other income (expense):
Interest expense	(489)	(773)	(1,601)	(2,209)
Interest income	413	363	1,367	914
Other (expense) income, net	(1,687)	1,258	(2,557)	2,889
Total other (expense) income	(1,763)	848	(2,791)	1,594
Earnings before income taxes	14,355	13,959	41,230	40,108
Income tax expense	4,144	4,340	12,262	12,039
Net earnings	$10,211	$9,619	$28,968	$28,069
Earnings per share:
Basic	$0.31	$0.29	$0.88	$0.85
Diluted	$0.30	$0.29	$0.86	$0.84

Basic weighted – average common shares outstanding:	33,087	32,935	33,038	32,876
Effect of dilutive securities	562	456	542	475
Diluted weighted – average common shares outstanding	33,649	33,391	33,580	33,351

Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	September 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$103,754	$113,572
Accounts receivable, net	79,030	70,584
Inventories, net	41,960	36,596
Other current assets	14,254	12,857
Total current assets	238,998	233,609
Property, plant and equipment, net	96,670	88,247
Other Assets
Prepaid pension asset	61,382	57,050
Goodwill	71,057	71,057
Other intangible assets, net	61,869	66,943
Deferred income taxes	17,369	20,694
Other	2,247	2,096
Total other assets	213,924	217,840
Total Assets	$549,592	$539,696
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$52,177	$49,201
Accrued payroll and benefits	13,183	11,867
Accrued liabilities	40,300	41,344
Total current liabilities	105,660	102,412
Long-term debt	50,000	76,300
Long-term pension obligations	6,918	7,201
Deferred income taxes	4,744	3,802
Other long-term obligations	6,065	6,176
Total Liabilities	173,387	195,891
Commitments and Contingencies
Shareholders’ Equity
Common stock	303,641	304,777
Additional contributed capital	44,740	41,084
Retained earnings	445,160	420,160
Accumulated other comprehensive loss	(74,080)	(78,960)
Total shareholders’ equity before treasury stock	719,461	687,061
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	376,205	343,805
Total Liabilities and Shareholders’ Equity	$549,592	$539,696

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
GAAP diluted earnings per share	$0.30	$0.29	$0.86	$0.84

Tax affected adjustments to reported diluted earnings per share:
Restructuring charges	0.02	0.03	0.08	0.05
Foreign currency loss (gain)	0.04	(0.02)	0.06	(0.06)
Transaction costs	—	—	—	0.01
Non-recurring costs of tax improvement initiatives	0.01	—	0.03	—
Non-recurring environmental charge	—	—	0.02	—
Loss on sale of facilities, net of expenses	—	0.01	—	0.01
Decrease in the recognition of foreign valuation allowance	—	—	—	(0.01)
Discrete tax items	0.02	—	0.07	—
Adjusted diluted earnings per share	$0.39	$0.31	$1.12	$0.84

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Depreciation and amortization expense	$5,388	$5,388	$16,349	$15,061
Stock-based compensation expense	$1,918	$827	$4,104	$2,514

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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